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                                                                 EXHIBIT 10.10


                    THE ULTIMATE BAND LIST, LLC/ IMUSIC, INC.

                               EXCHANGE AGREEMENT

       This Exchange Agreement (the "Agreement") is made as of February __, 1999 by and among Mr. Scott Blum, an individual ("Blum"), Mr. Eric Benjamin, an individual ("Benjamin", and collectively with Blum, the "Shareholders") and The Ultimate Band List, LLC, a California limited liability company (the "UBL").

                              W I T N E S S E T H:

       WHEREAS, the Shareholders have agreed to make an aggregate capital contribution to the UBL in the form of 545,455 shares (collectively, the "Shares") of the issued and outstanding common stock, $.01 par value (the "Common Stock"), of Imusic, Inc., a Washington corporation (the "Corporation"), and in exchange therefore, the UBL has agreed to issue to the Shareholders, upon the terms and conditions provided in this Agreement and in the Amended and Restated Operating Agreement of the UBL made as of July 28, 1998 (as amended, the "Operating Agreement"), (i) an aggregate of 392.13 UBL Common Units (the "Units"), and (ii) $110,000 in cash (collectively, the "Consideration"), all as specified further on the signature pages to this Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders and the UBL hereby agree as follows:

                               A G R E E M E N T:

       Terms used herein which are not defined shall have such definitions as are given to them in the Operating Agreement.

                                    SECTION 1

                            The Exchange Transaction

       Subject to the terms and conditions set forth in this Agreement and in the Operating Agreement, upon execution of this Agreement, each Shareholder agrees to exchange the number of Shares set forth after such Shareholder's name on the signature pages to this Agreement in return for that portion of the Consideration listed thereat, and the UBL agrees to issue the Units and/or pay the other portion of the Consideration to the Shareholders in exchange for such Shares, all as specified further on the signature pages to this Agreement.


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                                    SECTION 2

                          Closing, Payment and Delivery


       2.1 Closing Date and Place of Closing. The closing (the "Closing") shall be held on February __, 1999 (the "Closing Date") and shall be held at the offices of Riordan & McKinzie, 300 S. Grand Avenue, 29th Floor, Los Angeles, California 90071-3109 or on such other date and at such other place as shall be mutually agreed to by the parties hereto.

       2.2     Payment and Delivery.

               (a) At the Closing, the UBL will (i) pay to each Shareholder, by certified or bank check or wire funds transfer, the amount of cash set forth next to such Shareholder's name on the signature pages hereto, and (ii) deliver to Blum a fully executed copy of the Third Amendment (as defined), whereby such Shareholder shall become the holder of that number of Units set forth next to such Shareholder's name on the signature pages hereto.

               (b) At the Closing, the Shareholders shall deliver to the UBL one or more certificates representing the Shares being transferred by the Shareholders pursuant to the terms of this Agreement, duly endorsed for transfer, or with appropriate stock powers attached and properly signed; and free and clear of any claims, liens, security interests, restrictions, pledges and encumbrances of any kind (except for such restrictions on transfer as may exist generally under applicable Federal and State securities laws).

                                    SECTION 3

                     Representations and Warranties of Blum

       Blum hereby represents and warrants to the UBL that, except as set forth on the "Schedule of Exceptions" attached as Exhibit A hereto which refers specifically to the representations and warranties in this Agreement and which reasonably identifies the basis for an exception thereto:

       3.1     Organization and Standing; Charter and Bylaws.

               (a) The Corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Corporation has all requisite corporate power and authority to own the properties owned by it and to conduct the business as now being and as proposed to be conducted by it.
               (b) The Corporation is in good standing under the laws of, and is qualified to do business in, the State of Washington, and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                                       2.

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               (c) The Corporation has made available to the UBL and its counsel true, correct and complete copies of its Articles of Incorporation and Bylaws and all amendments thereto to date.

       3.2 Power and Authority. Blum has all requisite power, authority and capacity to enter into this Agreement and all agreements to be executed and delivered by him pursuant to the terms hereof (collectively, the "Ancillary Agreements"), to exchange the Shares, and to carry out and perform his other obligations under such agreements, in each case as applicable.

       3.3 Subsidiaries. The Corporation does not own of record or beneficially any capital stock or equity interest or investment in any corporation, partnership, association or other entity.

       3.4 Capitalization. The Corporation's authorized capital stock consists of 1,000,000 shares of Common Stock of which 545,455 shares are currently issued and outstanding and held by the Shareholders, and 200,000 shares of Preferred Stock, $.01 par value, of which 161,364 have been classified as Series A Convertible Preferred Stock and are currently issued and outstanding and held by the UBL (the "Series A Preferred Stock"). All such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding preemptive, first refusal, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Corporation or the Shareholders for the purchase or acquisition of any shares of the Corporation's capital stock, other than 100,000 shares of Common Stock reserved by the Corporation for issuance under its Nonstatutory Stock Option Plan, none of which are currently subject to outstanding options.

       3.5 Authorization; No Conflicts. All action on the part of Blum necessary for the authorization, execution, delivery and performance by him of this Agreement and the Ancillary Agreements, and for the consummation of the transactions contemplated herein and therein, has been taken. This Agreement and the Ancillary Agreements have each been duly executed and delivered by the signatories thereto, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of such parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Exhibit A, the execution, delivery and performance by Blum of this Agreement and the Ancillary Agreements and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, or require any consent under, (i) any provision of state or federal law to which the Corporation or Blum is subject, (ii) the Corporation's Articles of Incorporation, as amended, or Bylaws, as amended, or (iii) any mortgage, indenture, agreement, instrument, judgment, decree, order, or, to the best knowledge of Blum, any rule or regulation or other restriction to which the Corporation or he is a party or by which the Corporation or he or any of his assets are bound, or (iv) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the assets of the Corporation pursuant to any such item, except, with respect to (iii) and (iv) above, such violations, conflicts, breaches, defaults,

                                       3.

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consents, mortgages, pledges, liens, encumbrances and charges which, singly or in the aggregate, would not have or could not reasonably be expected to have a material adverse effect on the properties, business, condition (financial or otherwise), prospects or results of operations (a "Material Adverse Effect") on the Corporation.

       3.6 Financial Information. The Corporation has delivered to the UBL its unaudited financial statements (profit and loss and balance sheet) as of and for the nine months ended September 30, 1998, copies of which are also attached hereto at Exhibit A. Such financial statements (the "Financial Statements") fairly present the financial information contained therein as of the date thereof. Except as set forth in the Financial Statements, the Corporation has no material liabilities of any nature (matured or unmatured, fixed or contingent) except those incurred in the ordinary course of business since the date of the Financial Statements and obligations under the terms of the contracts, agreements or leases set forth in Exhibit A.

       3.7 Schedule of Contracts and Leases. The Corporation has not entered into any material contract, agreement or lease other than those set forth in Exhibit A hereto. The Corporation has made available to the UBL true and complete copies of all such contracts, agreements and leases. All parties to the contracts, agreements and leases set forth in Exhibit A are in material compliance therewith and none are in default thereunder. Without limiting the generality of the foregoing provisions of this Section, except as set forth in Exhibit A, the Corporation is not, directly or indirectly, a party to or otherwise bound by or obligated under, any agreement, obligation or commitment of any kind or character providing for aggregate payments to or by the Corporation in excess of $10,000: (a) to lease, rent, license or otherwise occupy any plant, office space or other real property; (b) for personal services; (c) for the distribution or sale of any products; (d) for advertising or promotion; (e) for the purchase of equipment or capital goods; (f) for the payment of any royalty, license fee, commission or other fee or compensation;
(g) granting or otherwise creating any license, right, title or interest in or to any patent, trade secret or other asset of the Corporation; (h) for any loan to or by the Corporation or the guarantee by the Corporation of any loan; or (i) any lien or encumbrance upon any asset of the Corporation.

       3.8 Material Liabilities; Absence of Changes. Except as set forth in the Financial Statements and except for liabilities incurred in the ordinary course of business since the date thereof, the Corporation has no material liability or obligation, absolute or contingent (individually or in the aggregate), except for the Corporation's obligations under the terms of the contracts, agreements or leases set forth in Exhibit A. There has been no material adverse change in the properties, business, condition (financial or otherwise), prospects or results of operations of the Corporation since December 31, 1997, and there is no existing condition, event or series of events which can reasonably be expected to adversely affect the properties, business, condition (financial or otherwise), prospects or results of operations of the Corporation, including but not limited to (i) any loans made to any employee, officer or director of the Corporation other than advances of expenses made in the ordinary course of business; (ii) any material change in any compensation arrangement or agreement with any key employee or executive officer of the Corporation or any material change in the rate of pay of its existing employees as a group; or

                                       4.


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(iii) any change or amendment to any material contract or arrangement by which the Corporation is bound or to which it or any of its assets are subject.

       3.9     Representations Regarding Exchange of Common Stock.

               (a) Blum has good and valid title to the Shares being exchanged by him pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever;

               (b) Upon exchange of his portion of the Shares, as provided herein, at the Closing, Blum will convey to the UBL good and valid title to such shares of Common Stock, free and clear of all liens, encumbrances and security interests of any kind; and

               (c) No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or threatened or contemplated, seeking to prevent the exchange of the Shares or the consummation of the transactions contemplated by this Agreement.

       3.10    Representations Regarding Receipt of UBL Common Units.  Blum,

               (a) is acquiring the Units for his own account, for investment purposes and not with a current view to the distribution thereof, and will not, directly or indirectly, subdivide, offer or Transfer any of the Units (or solicit any offers to buy, purchase, or otherwise acquire any of the Units), other than in compliance with Federal and State securities laws and the terms of the Operating Agreement;

               (b) is an "accredited investor" within the meaning of the Securities Act and the rules thereunder, and understands that such Units have not been registered under the Securities Act nor qualified under any State blue sky law by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent expressed herein;

               (c) subject to the provisions of Section 3.13 of the Operating Agreement, acknowledges that the Units must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and

               (d) is aware that the UBL has a short operating history, and that an investment in the Units is highly speculative.

       3.11 Title to Properties; Liens and Encumbrances. The Corporation has good and marketable title to all its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges.

                                       5.

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       3.12 Litigation. There are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or threatened against the Corporation, its properties, assets or business, and Blum is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding. The Corporation is not in default with respect to any judgment, order or decree of any court of any government agency or instrumentality. Without limiting the generality of the foregoing, Blum has no knowledge or belief that there is pending or threatened any claim or litigation against or affecting the Corporation contesting its right to provide services, or to sell or use any product planned to be sold or used by the Corporation in connection with the operations of the Corporation.

       3.13 Intangible Assets. To the best knowledge of Blum, after reasonable inquiry, the Corporation (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, to be used in the conduct of its business, without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise. Neither the Corporation nor Blum has received any communications alleging that the Corporation has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

       3.14 Year 2000 Systems. The computer systems and software of the Corporation that are material to its business are able to accurately process date data, including calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, except for such inabilities to process such data that are fixable by normal, ongoing maintenance.

       3.15 Compliance with Other Instruments. The Corporation is not in violation of any term of its Articles of Incorporation, as amended, or Bylaws, as amended. The Corporation is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, or, to the best knowledge of Blum, any statute, rule or regulation to which the Corporation is subject, and a violation of which would have a Material Adverse Effect on the Corporation.

       3.16 Employees. To the best knowledge of Blum, no employee of the Corporation is, or is now expected to be, in violation of any term of any employment contract, invention assignment or non-disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such employee to be employed by the Corporation because of the nature of the business conducted or proposed to be conducted by the Corporation or to the use of trade secrets or proprietary information of others, and the employment of the Corporation's employees does not subject the Corporation or the UBL to any

                                       6.

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liability arising by reason of any such contract, agreement or restrictive covenant or by reason of trade secret or unfair competition laws.

       3.17 Licenses. To the best knowledge of Blum, the Corporation possesses from the appropriate agency, commission, board and governmental body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights as are necessary for the Corporation to engage in the business proposed to be conducted by it, and to the best knowledge of Blum, all such licenses, permits, authorizations and rights have been lawfully and validly issued, are in full force and effect, and will not be revoked, canceled, withdrawn, terminated or suspended.

       3.18 Registration Rights. Except as provided with respect to its Series A Preferred Stock, the Corporation is not under any obligation to register any of its securities under the Securities Act.

       3.19 Disclosure. The representations and warranties of Blum contained in
(i) this Agreement and the exhibits attached hereto and (ii) any certificate furnished or to be furnished to the UBL at the Closing, when read together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

       3.20 No Conflict of Interest. Except as disclosed in Exhibit A, the Corporation is not indebted, directly or indirectly, to any officer, director or stockholder of the Corporation or to his or her respective spouse or children, in any amount whatsoever; none of said officers, directors or stockholders, or any members of their immediate families, is indebted to the Corporation or has any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation that competes with the Corporation, except that officers, directors and/or stockholders of the Corporation may own stock in publicly-traded companies that may have a business relationship with or compete with the Corporation. To the best knowledge of Blum, other than as set forth in or contemplated by this Agreement and the Ancillary Agreements, no such officer, director or stockholder, or any member of his or her immediate family, is, directly or indirectly, interested in any material contract with the Corporation. The Corporation is not a guarantor or indemnitor of any indebtedness.

       3.21 Minute Books. The minutes of the proceedings of the stockholders and directors of the Corporation, copies of which have been made available to the UBL, are correct and complete and reflect all such proceedings to the date thereof.

       3.22 Labor Agreements and Actions. The Corporation is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Blum, has sought to represent any of the employees, representatives or agents of the Corporation.

                                       7.

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       3.23 Employee Benefit Plans. The Corporation does not have any Employee
Benefit Plan as described in Section 3(2)(a) or Section 3(2)(b) of the Employee Retirement Income Security Act of 1974.

       3.24 Voting Agreements. The Corporation is not a party or subject to any agreement or understanding, and to the knowledge of Blum, there are no outstanding agreements, voting trusts, proxies or other arrangements or understandings among any persons and/or entities, which affect or relate to the voting or giving of written consents with respect to any security, or by a director, of the Corporation.

       3.25 Tax Returns and Payments. The Corporation has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Corporation has paid all taxes and other assessments due prior to the time material penalties would accrue thereon. The provisions for taxes of the Corporation, if any, as shown in the Financial Statements are adequate for taxes due or accrued as of each date thereof. None of the Corporation's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Corporation has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories to the extent such are now payable.

                                    SECTION 4

                   Representations and Warranties of Benjamin

       Benjamin hereby represents and warrants to the UBL that, except as set forth on the "Schedule of Exceptions" attached as Exhibit B hereto which refers specifically to the representations and warranties in this Agreement and which reasonably identifies the basis for an exception thereto:

       4.1 Power and Authority. Benjamin has all requisite power, authority and capacity to enter into this Agreement and all other documents to be executed and delivered by him pursuant to the terms hereof, to exchange the Shares, and to carry out and perform his other obligations under such agreements and other documents

       4.2 Authorization; No Conflicts. All action on the part of Benjamin necessary for the authorization, execution, delivery and performance by him of this Agreement, and for the consummation of the transactions contemplated herein, has been taken. This Agreement has been duly executed and delivered by Benjamin, and assuming the due authorization, execution and delivery by the other parties hereto, will be a valid and binding obligation of Benjamin, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency,

                                       8.

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reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Exhibit B, the execution, delivery and performance by Benjamin of this Agreement and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, or require any consent under, (i) any provision of state or federal law to which Benjamin is subject, or (ii) any mortgage, indenture, agreement, instrument, judgment, decree, order, or, to the best knowledge of Benjamin, any rule or regulation or other restriction to which he is a party or by which he or any of his assets are bound.

       4.3     Representations Regarding Exchange of Common Stock.

               (a) Benjamin has good and valid title to the Shares being exchanged by him pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever;

               (b) Upon exchange of his portion of the Shares, as provided herein, at the Closing, Benjamin will convey to the UBL good and valid title to such shares of Common Stock, free and clear of all liens, encumbrances and security interests of any kind; and

               (c) No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or threatened or contemplated, seeking to prevent the exchange of the Shares or the consummation of the transactions contemplated by this Agreement.

                                    SECTION 5

                    Representations and Warranties of the UBL

       The UBL hereby represents and warrants to the Shareholders that, except as set forth on the "Schedule of Exceptions" attached as Exhibit C hereto which refers specifically to the representations and warranties in this Agreement and which reasonably identifies the basis for an exception thereto:

       5.1 Capitalization. Exhibit C sets forth both prior to and after giving effect to the Closing, the authorized equity capital of the UBL and the number of issued and outstanding securities of each class of securities of the UBL. All of the issued and outstanding securities, including the Units to be issued pursuant to the terms of this Agreement, are validly issued, fully paid and non-assessable. Except as set forth on Exhibit C, there are (i) no existing options, warrants, calls, commitments or other contracts to which the UBL is a party requiring, and no convertible securities of the UBL outstanding which upon conversion would require, the issuance of any additional securities of the UBL, or other securities convertible into securities of the UBL, (ii) no contracts to which the UBL is a party, with respect to the voting or Transfer of such

                                       9.

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securities and (iii) no shareholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of securities by the UBL. True and correct copies of the Articles of Organization and the Operating Agreement of the UBL have been delivered to the Shareholders.

       5.2 Authorization and Issuance of Units. The issuance by the UBL of the Units has been duly authorized by all necessary action on the part of the UBL and, upon issuance in accordance with the terms hereof, the Units will be validly issued, fully paid and non-assessable, free and clear of all liens.

       5.3 Securities Laws. In reliance on the investment representations contained in Section 3.10 of this Agreement, and assuming that Blum resides at the address listed on the signature pages to this Agreement, the offer, issuance, sale and delivery of the Units, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all California state securities laws, and are otherwise in compliance with such laws. Neither the UBL nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Units to the registration requirements of Section 5 of the Securities Act.

       5.4 Existence; Compliance with Law. The UBL (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which the failure to so qualify or to be in good standing would not have a Material Adverse Effect on the UBL; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted;
(iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct except where such failure would not have or could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on the UBL; (v) is in compliance with its organizational documents and operating agreements; and (vi) is in compliance with all applicable provisions of law, except for such noncompliance which would not have, or could not reasonably be expected to have, a Material Adverse Effect on the UBL.

       5.5 Subsidiaries. There are no subsidiaries of the UBL. ARTISTdirect New Media, LLC ("ADNM") is the sole UBL Manager. Except as disclosed on Exhibit C, and except for the shares of the Series A Preferred Stock, the UBL does not hold any securities or other proprietary interest, directly or indirectly, of any Person or have any agreement or arrangement to acquire any securities or other proprietary interest other than the interests described in this Section 5.5.

       5.6 Power, Authorization; Enforceable Obligations. Except as set forth in Exhibit C (a) the execution, delivery and performance by the UBL of this Agreement, the other Ancillary

                                       10.

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Agreements to which it is a party and all instruments and documents to be delivered by the UBL, the issuance by the UBL of the Units and the consummation of the other transactions contemplated by any of the foregoing: (i) are within the UBL's power and authority; (ii) have been duly authorized by all necessary or proper action; (iii) are not in contravention (with or without the lapse of time or giving of notice or both) of any provision of the UBL's organizational documents or Operating Agreement; (iv) do not and will not violate (with or without the lapse of time or giving of notice or both) any law, or any order or decree of any governmental authority; (v) do not and will not (with or without the lapse of time or giving of notice or both) conflict with or result in the breach or termination of, constitute a default under, accelerate any performance required by, give rise to any right to increase the obligations or otherwise modify the terms under, any contract to which the UBL is a party or by which the UBL or any of its assets or property is bound; (vi) do not and will not (with or without the lapse of time or giving of notice or both) result in the creation or imposition of any lien upon any of the assets or property of the UBL; and (vii) do not require the consent or approval of, or any filing with, any governmental authority or any other Person, except in the case of (iv), (v), (vi) and (vii) for such violations, conflicts, breaches, terminations, defaults, accelerations, rights, modifications, liens, consents, approvals or filings which, singly or in the aggregate, would not have or could not reasonably be expected to have, a Material Adverse Effect on the UBL. Each of this Agreement and the other Ancillary Agreements to which the UBL is a party has been duly executed and delivered by the UBL and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a legal, valid and binding obligation of the UBL, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

       5.7 Securities Act. It is acquiring the Shares for investment and not with the current view to, or for resale in connection with, any distribution thereof, other than in compliance with Federal and State securities laws. It is an "accredited investor" within the meaning of the Securities Act and the rules thereunder, and understands that the Shares have not been registered under the Securities Act nor qualified under any State blue sky law by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent expressed herein. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

       5.8 Speculative Investment. It is aware that the Corporation has a short operating history, and that its possession of the Shares is highly speculative.

       5.9 Disclosure. The representations and warranties of the UBL contained in (i) this Agreement and the exhibits attached hereto and (ii) any certificate furnished or to be furnished to the Shareholders at the Closing, when read together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                       11.

       5.10 Investment Company. The UBL is not and, after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements, will not be an "investment company" as defined in the Investment Company Act of 1940.

                                    SECTION 6

                      Conditions to Obligations of the UBL

       The obligation of the UBL to issue the Units and pay the other portion of the Consideration in exchange for the Shares, and to consummate the other transactions contemplated by this Agreement and the Ancillary Agreements, is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

       6.1 Representations and Warranties. The representations and warranties of the Shareholders shall be true and correct in all respects on the Closing Date.

       6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Shareholders on or prior to the Closing Date shall have been performed or complied with in all respects.

       6.3 Legal Issuance. At the time of the Closing, the exchange of the Shares for the Units and the other portion of the Consideration shall be legally permitted by all laws and regulations to which the parties to this Agreement and the Corporation are subject.

       6.4 Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and exchange of the Shares for the Units pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

       6.5 Due Diligence, Proceedings and Documents. The UBL shall have had a reasonable opportunity to complete its examination of the affairs of the Corporation, including verifying current website traffic and estimating website hosting requirements and cost, and shall be satisfied with the results thereof. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the UBL and its counsel.

       6.6 Deliveries at Closing. At the Closing, the Shareholders will deliver to the UBL, as applicable, the following documents:

               (i) the Contingent (Tax) Loan Agreement in substantially the form attached hereto as Exhibit D (the "Loan Agreement"), duly executed by Blum;

                                       12.

               (ii) the Employment Agreement to be entered into by and between the Corporation and Scott Blum in substantially the form attached hereto as Exhibit E (the "Blum Employment Agreement"), duly executed by Blum;

               (iii) the Employment Agreement to be entered into by and between the Corporation and Robert Scheu in substantially the form attached hereto as Exhibit F (the "Scheu Employment Agreement"), duly executed by Robert Scheu;

               (iv) the Third Amendment to the Operating Agreement of the UBL in substantially the form attached hereto as Exhibit G (the "Third Amendment"), duly executed by Blum;

               (v) an executed copy of the Amendment to the Amended and Restated Articles of Incorporation of the Corporation in substantially the form attached hereto as Exhibit H, certified as filed as of the date of this Agreement by the Secretary of State of the State of Washington (the "Amended Articles");

               (vi) certificates representing the Shares, duly endorsed for transfer, or with appropriate stock powers attached and properly signed, and other good and sufficient instruments of transfer reasonably satisfactory in form and substance to the UBL as shall be effective to vest in the UBL all of the Shareholders' right, title and interest in and to such Shares, free and clear of all claims, liens, security interests, restrictions, pledges and encumbrances of any kind;

               (vii) certificates of good standing (with tax) showing that the Corporation is organized and in good standing in its jurisdiction of organization;

               (viii) copies of the organizational documents of the Corporation certified by the Secretary of State of the State of Washington (and including the Amended Articles);

               (ix) a certificate or certificates executed by the Shareholders, certifying that the representations and warranties of such individuals are true and correct in all respects on the Closing Date, that all covenants, agreements and conditions contained in this Agreement to be performed or complied with by each on or before the Closing Date shall have been so performed or complied with, certifying the organizational documents of the Corporation specified in
(viii) above, and further certifying the names and signatures of such individuals authorized to sign this Agreement and such certificate and the Ancillary Agreements;

               (x) copies of the release of claims statements (in each case with executed receipts), each in the form attached hereto as Exhibit I, duly executed by each of Dave Allen, Tyrone Noble, Alex Mayer, Molly Sullivan and Robert Scheu; and

               (xi) executed copies of receipts evidencing each of such Shareholder's receipt from the UBL of that amount of cash set forth next to such Shareholder's name on the signature page hereto.

                                       13.

                                    SECTION 7

                  Conditions to Obligations of the Shareholders

       The obligations of the Shareholders to exchange the Shares for the Consideration, and to consummate the other transactions contemplated by this Agreement and the Ancillary Agreements, is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

       7.1 Representations and Warranties. The representations and warranties made by the UBL shall be true and correct in all respects on the Closing Date,.

       7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the UBL on or prior to the Closing Date shall have been performed or complied with in all respects.

       7.3 Legal Issuance. At the time of the Closing, the exchange of the Shares for the Units and the other portion of the Consideration shall be legally permitted by all laws and regulations to which the parties to this Agreement and the Corporation are subject.

       7.4 Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and exchange of the Shares for the Units pursuant to this Agreement shall have been duly obtained and shall be effect on and as of the Closing.

       7.5 Deliveries at Closing. At the Closing, the UBL will deliver to the Shareholders, as applicable, the following documents:

           (i)   the Loan Agreement, duly executed by the UBL;

           (ii) the Blum Employment Agreement, duly executed by the Corporation;

           (iii) the Scheu Employment Agreement, duly executed by the Corporation;

           (iv) the Third Amendment, duly executed by the UBL and all other parties thereto;

           (v) the cash portion of the Consideration, by bank or cashier's check or wire funds transfer;

           (vi) long form certificates of good standing (with tax) showing that the UBL is organized and in good standing in its jurisdiction of organization;

                                       14.

               (vii) copies of the organizational documents of the UBL certified as of a recent date by the Secretary of State of the jurisdiction of its organization; and

               (viii) a certificate or certificates executed by duly elected officers of the UBL certifying that the representations and warranties of such entity are true and correct in all respects on the Closing Date, that all covenants, agreements and conditions contained in this Agreement to be performed or complied with by it on or before the Closing Date shall have been so performed or complied with, certifying the organizational documents of the UBL specified in (vii) above, and further certifying the names and signatures of such individuals authorized to sign this Agreement and such certificate and the Ancillary Agreements.

                                    SECTION 8

                        Covenant to Pay Employee Bonuses

       The UBL hereby covenants that, in the event that Blum elects to exercise the Blum Redemption Right contained in Section 3.13 of the Operating Agreement, then, the UBL will cause the Corporation to pay out, simultaneously with the UBL's payment to Blum of the Blum Redemption Price, an aggregate of $200,000 in bonus compensation to one or more employees of the Corporation, such employees to be mutually agreed to by Blum and the UBL. Notwithstanding the foregoing, the UBL hereby agrees that Robert Scheu will be eligible for all or a portion of such bonus compensation, in any event in the sole discretion of Blum, and whether or not Blum or Scheu is an employee of the Corporation at the time such bonus is to be paid.

                                    SECTION 9

                          Indemnification and Liability

       9.1     Indemnity.

               (a) Blum agrees to indemnify and hold harmless the UBL, its Affiliates and their respective officers, directors and employees from and against any liabilities, obligations, losses, damages, amounts paid in settlement, penalties, actions, judgments, fines, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon, incurred by or asserted against any such party in any manner relating to or arising out of (i) any untrue representation, breach of warranty or failure to perform any covenants or agreement by such party contained herein, in any other Ancillary Agreement or in any certificate or document delivered pursuant hereto or thereto or (ii) any and all claims, actions, suits or other proceedings brought by or on behalf of any former employee or shareholder of the Corporation, or any other person, which are related to the transactions contemplated by this Agreement and the Ancillary Agreements.

                                       15.

               (b) Benjamin agrees to indemnify and hold harmless the UBL, its Affiliates and their respective officers, directors and employees from and against any Losses which may be imposed upon, incurred by or asserted against any such party in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by such party contained herein, in any other Ancillary Agreement or in any certificate or document delivered pursuant hereto or thereto.

               (c) The UBL agrees to indemnify and hold harmless the Shareholders from and against any Losses which may be imposed upon, incurred by or asserted against them in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the UBL contained herein or in any certificate or document delivered pursuant hereto or thereto.

               (d) Each indemnifying party (an "Indemnifying Party") also agrees to advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the party being indemnified (the "Indemnified Party") provides an undertaking to repay such advances to such party if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Each of Blum, Benjamin and the UBL will cooperate in the defense of any such matter. The rights of the Indemnified Parties to indemnification under this Section 9 shall be their sole and exclusive remedy with respect to any breach of any representation or warranty contained in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the amount to which any Indemnified Party shall be entitled pursuant to this
Section 9.1 shall be limited to the Losses actually sustained by such Indemnified Party, net of any tax benefits derived by such Indemnified Party in respect of such Losses.

       9.2 Indemnification Procedures. Any Indemnified Party seeking indemnification pursuant to Section 9.1 with respect to a claim, action, suit or proceeding by a Person who is not a Indemnified Party shall give prompt written notice to the Indemnifying Party of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder, provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder unless such failure shall prejudice in any material respect the ability of the Indemnifying Party to defend such claim, action, suit or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action, suit or proceeding at its expense; provided, however, that (i) such claim, action, suit or proceeding seeks only monetary damages and, in the reasonable judgment of the Indemnified Party, the Indemnifying Party has adequate financial and other resources to undertake such defense and satisfy any indemnifiable Losses arising from such action, suit or proceeding and (ii) the selection of counsel is approved by the Indemnified Party (which approval shall not be unreasonably withheld or delayed). If such claim, action, suit or proceeding seeks relief other than or in addition to monetary damages or if the Indemnified Party so determines that the Indemnifying Party does not have adequate resources, or the Indemnifying Party shall elect not to assume the defense of any such action, suit or proceeding, or fails to make such an election within twenty (20) days after it receives such notice pursuant to the first sentence of this Section 9.2, the Indemnified Party may assume such defense with counsel of its choice and at the

                                       16.

expense of the Indemnifying Party and shall defend such claim, action, suit or proceeding diligently and in good faith. The Indemnified Party shall have the right to participate in (but not control) the defense of an action, suit or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense; provided, however, that the Indemnifying Party shall bear the expenses as incurred of counsel to the Indemnified Party if (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action, suit or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the opinion of counsel to the Indemnified Party, create a conflict; provided further that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party, as well as the fees and expenses associated with local counsel. The Indemnifying Party shall not be liable under Section 9.1 for any settlement effected without its written consent, which consent will not be unreasonably withheld or delayed, of any claim, action, suit or proceeding in respect of which indemnity may be sought hereunder.

                                   SECTION 10

                                    Expenses

       The UBL and the Shareholders shall each bear their own legal and other expenses and costs incurred in connection with the negotiation and execution of this Agreement and each other Ancillary Agreement and the transactions contemplated hereby and thereby; provided, that the Corporation may reimburse the Shareholders for up to $15,000 of such expenses and costs.

                                   SECTION 11

                             Consent to Transaction

      By execution of this Agreement, each of the Shareholders and the UBL hereby consents to the transaction contemplated by this Agreement and the Amended Articles pursuant to Sections 23B.07.040 and 23B.08.210 of the Washington Business Corporation Act.

                                       17.

                                   SECTION 12

                                  Miscellaneous

       12.1 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of California without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of Los Angeles, State of California. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 12.4 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

       12.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

       12.3 Entire Agreement. This Agreement (including any Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

       12.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged (including by recognized overnight courier service) or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

               If to the Corporation or Blum:

                      Scott Blum
                      Imusic, Inc.
                      516 East Harrison
                      Seattle, Washington  98102
                      Telecopy:  (206) 720-0101
                      Telephone:  (206) 720-0100

                                      18.

               with copies to:

                      Paul Norris
                      Anderson Godwin de Regt
                      3930 Two Union Square
                      601 Union Street
                      Seattle, Washington  98101
                      Telecopy:  (206) 628-3049
                      Telephone:  (206) 625-0707

               If to Benjamin:

                      Eric Benjamin
                      3719 BC Grant Road
                      Baldwin, Georgia  30511
                      Telecopy:  (706) 778-1930
                      Telephone:  (706) 776-2566

               with copies to:

                      Gary Lisker, Esq.
                      337 Herrington Drive
                      Atlanta, Georgia  30342
                      Telecopy:  (404) 255-4309
                      Telephone:  (404) 256-4284

               If to the UBL:

                      The Ultimate Band List, LLC
                      17835 Ventura Boulevard, Suite 310
                      Encino, California  91316
                      Attention:  Robert Morse
                      Telecopy:  (818) 758-8722
                      Telephone:  (818) 758-8700

               with copies to:

                      Thomas M. Cleary, Esq.
                      Riordan & McKinzie
                      300 S. Grand Avenue, 29th Floor
                      Los Angeles, California  90071-3109
                      Telecopy:  (213) 229-8550
                      Telephone:  (213) 229-8529

                                       19.

               and to:

                      Adam M. Klotz, Esq.
                      Lenard & Gonzalez LLP
                      1900 Avenue of the Stars, 25th Floor
                      Los Angeles, California  90067
                      Telecopy:  (310) 552-0740
                      Telephone:  (310) 282-8980

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) business days after the same shall have been deposited with the United States mail.

       12.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

       12.6 Severability. In case any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby and such remaining provisions shall be given effect, as nearly as may be, to carry out the intent of the parties.

       12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       12.8 Amendment. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the UBL and the Shareholders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that Benjamin hereby grants to Blum a limited irrevocable power of attorney to act as the agent and attorney-in-fact for such Shareholder, without power of substitution, for the sole purpose of approving any amendments to or waivers of this Agreement on behalf of such Shareholder, but other than an amendment or waiver pertaining to this Agreement which would amend the liability of such Shareholder for breaches of representations and warranties under this Agreement, or the Consideration to be paid to such Shareholder as specified on the signature page to this Agreement, it being expressly understood and agreed that this limited, irrevocable power of attorney is coupled with an interest. No action taken pursuant to this Agreement, including, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with

                                       20.

any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

       12.9 Remedies. Except as provided in the penultimate sentence of Section 9.1, (a) the UBL and the Shareholders shall be entitled to specific performance, injunctive relief or any other equitable remedy against the other, as applicable, without the posting of a bond, or proof of actual damages, in the event of breach or threatened breach of any provision of this Agreement and (b) each of the parties to this Agreement agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement, and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys fees in addition to any other available remedy.

                                       21.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written above.

                           UBL:

                           THE ULTIMATE BAND LIST, LLC,
                           a California limited liability company

                           By:
                                   ---------------------------------------
                                   Marc Geiger, Co-Chief Executive Officer

  Number          Cash           Shares
 of Units     Consideration     Exchanged        Signature, Name and Address
---------     -------------     ---------        ---------------------------
  392.13         $70,000         540,000     BLUM:

                                             --------------------------------------
                                             Scott Blum
                                             Imusic, Inc.
                                             516 East Harrison
                                             Seattle, Washington 98102

   None          $40,000           5,455     BENJAMIN:


                                             --------------------------------------
                                             Eric Benjamin
                                             3719 BC Grant Road
                                             Baldwin, Georgia 30511

                                       22.

                                  EXHIBIT INDEX

EXHIBIT A             Schedule of Exceptions (Blum)/Financial Information

EXHIBIT B             Schedule of Exceptions (Benjamin)

EXHIBIT C             Schedule of Exceptions (UBL)

EXHIBIT D             Loan Agreement

EXHIBIT E             Blum Employment Agreement

EXHIBIT F             Scheu Employment Agreement

EXHIBIT G             Third Amendment

EXHIBIT H             Amended Articles

EXHIBIT I             Release Statements

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

                                     (BLUM)

       3.6 Financial Information. See Section 3.19 of this Schedule of Exceptions. In addition, the Corporation has certain contractual responsibilities, obligations and rights in connection with the following:

               (a) a $10,000 line of credit with U.S. Bank of Washington (approximately $7,000 outstanding and payable as of the date hereof);

               (b) contracts with ASCAP, BMI, ADAUCTION.COM and FLYCAST; and

               (c) letters of intent and other agreements with TVMV AD SALES and CDNOW.

       3.7 Contracts and Leases. See Sections 3.6 and 3.19 of this Schedule of Exceptions.

       3.8     Material Liabilities; Absence of Changes.  See Sections 3.6 and
3.19 of this Schedule of Exceptions.  In addition:

               (a) the Corporation may have certain contingent liability to its former law firm for legal services, the amount of which liability is currently unknown (but is not anticipated to exceed $30,000.00).

               (b) the Corporation is in the process of negotiating and executing a three year lease (with option to renew for one year) for approximately 2,180 square feet of office space in Seattle, Washington, approximately $16.30 per square foot plus parking and maintenance charges.

       3.20 No Conflict of Interest. As disclosed in its financial statements, the Corporation's founding shareholder, Scott Blum, has made certain loans to the Corporation in the approximate aggregate principal amount of $50,000.

                                       24.

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                   (BENJAMIN)

       None.

                                       25.